Exhibit 32
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Carey Watermark Investors Incorporated on Form 10-Q for the period ended at March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Carey Watermark Investors Incorporated, does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carey Watermark Investors Incorporated.
Date 05/12/11

/s/ Michael G. Medzigian Michael G. Medzigian
Chief Executive Officer

Date 05/12/11

/s/ Mark J. DeCesaris

Mark J. DeCesaris Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Carey Watermark Investors Incorporated or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Carey Watermark Investors Incorporated and will be retained by Carey Watermark Investors Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.